EX-99.906CERT

certification of president and Treasurer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the sarbanes oxley act of 2002

Anthony Ghoston, President, and William J. Murphy, Interim Treasurer of Unified Series Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.     The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2008 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

                                    President                                        Interim Treasurer
                                   Unified Series Trust                         Unified Series Trust

                                  /s/ Anthony Ghoston                          /s/ William Murphy

                                   Anthony Ghoston                              William J. Murphy

                                 Date: 09/04/2008                                 Date:09/04/2008

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unified Series Trust and will be retained by Unified Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.